Exhibit 10.2

May 6, 2021

Via Electronic Mail

Staffing 360 Solutions, Inc.

3A London Wall Buildings

London Wall

London EC2M 5SY

United Kingdom

Attn: Brendan Flood, Chairman and Chief Executive Officer

Re:	Side Letter Agreement regarding Amendment to NPA

Ladies and Gentlemen:

Reference is hereby made to that certain (a) Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Jackson Investment Group, LLC (“Purchaser”), Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company signatory thereto (the “Subsidiary Guarantors”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

A. Whereas, Purchaser and the Company intend to enter into that certain Exchange Agreement dated as of the date hereof (the “Exchange Agreement”), and in connection therewith desire to amend certain provisions of the Purchase Agreement in accordance with the terms hereof.

B. Whereas, it is a condition precedent to the effectiveness of the Exchange Agreement that this Agreement be executed and delivered by the Company and each Subsidiary Guarantor to Purchaser.

NOW THEREFORE, in order to induce Purchaser to enter into the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Purchase Agreement. Subject to the satisfaction of the conditions precedent in Section 2 hereof, the parties hereto agree that the Purchase Agreement is hereby amended effective as of the date of this Agreement as follows:

(a) the defined terms “Amendment No. 1 to the Certificate of Designation” and “Amendment No. 2 to the Certificate of Designation” in Section 1.1 of the Purchase Agreement are hereby deleted.

(b) the definition of “Certificate of Designation” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Certificate of Designation” means the Certificate of Designation creating the Series G Preferred Stock and the Series G-1 Preferred Stock, in the form of Exhibit A to the Preferred Exchange Agreement, as the same may hereafter be further amended, restated or otherwise modified; provided that any such further amendments, restatements or other modifications to such Certificate of Designation in order to be effective and to be permitted hereunder must be consented to in writing by the Purchaser, which consent may be granted or denied by the Purchaser in its sole discretion.

Staffing 360 Solutions, Inc.

May 6, 2021

(c) The defined term “Series E Preferred Stock” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Series G Preferred Stock” shall mean the Series G Convertible Preferred Stock of the Company.

(d) The defined term “Series E-1 Preferred Stock” in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Series G-1 Preferred Stock” shall mean the Series G-1 Convertible Preferred Stock of the Company.

(e) All references to Series E Preferred Stock in the Purchase Agreement shall be deemed to refer to the Series G Preferred Stock, and all references to Series E-1 Preferred Stock in the Purchase Agreement shall be deemed to refer to the Series G-1 Preferred Stock.

(f) All references to the term PIK Fee Shares appearing in Section 7.14 of the Purchase Agreement shall be deemed to also include the PIK Fee Shares (as such term is defined in the Prior Certificate of Designation) and the PIK Fee Shares (as such term is defined in the Certificate of Designation). The second sentence of Section 7.14(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Company further covenants and agrees that (i) the PIK Fee Shares to be issued pursuant to this Agreement, (ii) the PIK Fee Shares (as such term is defined in the Prior Certificate of Designation) previously issued by the Company to Purchaser in connection with the Prior Certificate of Designation, and (iii) the PIK Fee Shares (as such term is defined in the Certificate of Designation) will be included in a new resale registration statement, which (A) in the case of the immediately preceding clauses (i) and (ii) shall be filed by the Company with the SEC at the Company’s sole expense not later than sixty (60) days after the Closing Date, and (B) in the case of the immediately preceding clause (iii) shall be filed by the Company with the SEC at the Company’s sole expense not later than sixty (60) days after the date of the Preferred Exchange Agreement.”

(g) Section 1.1 of the Purchase Agreement is hereby amended to add in alphabetical order the following new definitions:

“Preferred Exchange Agreement” means the Exchange Agreement as such term is defined in that certain Side Letter Amendment Agreement dated as of May 6, 2021, by and among Purchaser, the Company and the Guarantors.

“Prior Certificate of Designation” means that certain Certificate of Designation creating the Series E Preferred Stock and the Series E-1 Preferred Stock of the Company, in the form of Exhibit B to the Debt Exchange Agreement, as amended prior to the date of the Preferred Exchange Agreement.

Staffing 360 Solutions, Inc.

May 6, 2021

2. Conditions to Effectiveness. This Agreement and the amendments set forth in Section 1 hereof shall be effective as of the date of this Agreement upon the satisfaction of the following conditions precedent: (a) the parties hereto shall have duly executed and delivered this Agreement, and (b) the Company and Purchaser shall have executed and delivered the Preferred Exchange Agreement.

3. Miscellaneous. Each of the Company and the Subsidiary Guarantors represents and warrants to Purchaser that the terms of this Agreement do not violate (i) any of its organizational documents or (ii) any material contract to which it is a party (except in the case of (ii), such as could not have or reasonably be expected to result in a Material Adverse Effect), and all consents and approvals required to enter into this Agreement have been obtained (or will be obtained by the effective time of this Agreement). The foregoing amendments set forth in Section 1 above relate solely to the specific matters addressed above and shall not be construed to constitute a consent, waiver, or amendment in respect of any other matter or to any other Transaction Document, whether now or hereafter existing. This Agreement shall not modify or limit in any manner the obligations of the Company under the Purchase Agreement or any other Transaction Document, except for the amendments to the extent expressly set forth above in Section 1 of this Agreement, and the Purchase Agreement, the Security Agreement, the Pledge Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their terms after giving effect to this Agreement. This Agreement shall constitute a Note Document and a Transaction Document. Each of the Company and the Subsidiary Guarantors hereby reaffirms (a) all of its obligations under the Transaction Documents to which it is a party, including, without limitation, all of the outstanding indebtedness owing under the Purchase Agreement and the Senior Notes, and agrees that this Agreement, and all documents, agreements and instruments executed in connection herewith and therewith and the consummation of the transactions contemplated hereby and thereby do not operate to reduce or discharge any Obligor’s obligations under such Transaction Documents or constitute a novation of any indebtedness or other obligations under any Transaction Documents, and (b) the continuing security interests in its respective assets granted in favor of Purchaser pursuant to Security Agreement, the Pledge Agreement and each of the other Security Documents. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

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Staffing 360 Solutions, Inc.

May 6, 2021

Sincerely,

Jackson Investment Group, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer

Staffing 360 Solutions, Inc.

May 6, 2021

ACCEPTED AND AGREED TO:

COMPANY:

STaffing 360 solutions, inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

Staffing 360 Solutions, Inc.

May 6, 2021

STaffing 360 GEORGIA, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

KEY RESOURCES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer